 Execution Copy

INTELLECTUAL PROPERTY AGREEMENT

by and between

AGERE SYSTEMS INC.

And

AGERE SYSTEMS GUARDIAN CORPORATION

And

LATTICE SEMICONDUCTOR CORPORATION

as Buyer

dated January 18, 2002

INTELLECTUAL PROPERTY AGREEMENT

i

INTELLECTUAL PROPERTY AGREEMENT

This INTELLECTUAL PROPERTY AGREEMENT (this “Agreement”), dated as of January 18, 2002, is made by and between on the one hand AGERE SYSTEMS INC., a Delaware corporation (“Agere”), AGERE SYSTEMS GUARDIAN CORPORATION (“Agere-Guardian”, Agere and Agere-Guardian, being collectively or individually, as the context requires, referred to as “Seller”), a Delaware corporation, and, on the other hand, Lattice Semiconductor Corporation, a Delaware corporation (“Buyer”).  Agere, Agere-Guardian, and Buyer are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.

RECITALS

A.            WHEREAS, this Agreement is provided as Exhibit C to the Asset Purchase Agreement (the “Purchase Agreement”) entered into by and between Agere and Buyer pursuant to which Agere is selling and Buyer is acquiring certain Purchased Assets, as that term is defined in the Purchase Agreement.  This Agreement is executed upon the signing by all Parties, and shall become effective concurrent with and on the Closing Date of the Purchase Agreement (the “Effective Date”);

B.            WHEREAS, Seller is, among other things, engaged through a unit of its Infrastructure Systems Group in the FPGA/FPSC Business;

C.            WHEREAS, Buyer is desirous of acquiring from Agere certain Purchased Assets relating to the FPGA/FPSC Business;

D.            WHEREAS, this Agreement is intended by the Parties to address, among other things, the Intellectual Property rights and Information either included in the Purchased Assets or licensed to Buyer; and

E.             WHEREAS, Agere is willing to license or assign certain patent and other Intellectual Property rights to Buyer in accordance with the terms hereof.

NOW, THEREFORE, in consideration of the mutual agreements and covenants herein contained and intending to be legally bound thereby, the Parties agree as follows:

ARTICLE I
DEFINITIONS

1.01 Unless otherwise defined in Appendix A attached hereto, as used in this Agreement any term in initial capital letters shall have the meaning ascribed thereto in the Purchase Agreement.

1.02 The rules of interpretation set forth in Sections 1.3(b) through 1.3(g) of the Purchase Agreement shall apply to the terms and conditions of this Agreement.

ARTICLE II
ASSIGNMENT OF SOFTWARE

2.01 Seller hereby transfers and assigns to Buyer all of its worldwide right, title and interest in the Assigned Software, including all rights in registered and unregistered copyrights therein.  Such transfer does not include a transfer of, or license under, any Patents; any such transfer of, or license under any such patent being specifically set forth in Articles VI and VII.  Buyer’s rights in the Assigned Software shall be subject to all nonexclusive grants of rights pursuant to prior written agreements between Seller, its predecessors (including AT&T Corp. and its Subsidiaries and Lucent Technologies Inc. and its Subsidiaries) or its Related Companies, and one or more third parties that are entered into and have an effective date prior to the Effective Date of this Agreement.

2.02 Buyer grants to Seller, under such rights in the Assigned Software as Buyer was granted pursuant to Section 2.01 hereunder, a personal, nonexclusive, non-transferable (except as provided in Article XIII), perpetual, irrevocable, non-terminable, worldwide, royalty-free license to use, copy and distribute the Assigned Software, and create, use, copy and distribute Derivative Works from the Assigned Software with respect to any products or services of the businesses in which Seller or any of its Related Companies is now or hereafter engaged except that such rights may not be exercised for, and such license does not extend to, (i) a Competing Use or (ii) the use, design, manufacture, have manufactured, lease, import, offer for sale or sale of Restricted FPGA/FPSC Products.

2.03 Seller agrees to cause the Business Employees to deliver to Buyer copies of all Code embodying or constituting the Assigned Software in all forms and media in which such Code exists.  To Agere’s knowledge, all of the Assigned Software is already in possession of such employees.  However, Agere agrees to take all steps reasonably requested by Buyer in connection with delivering to Buyer any missing parts of the Assigned Software.  All costs of copying, preparing for delivery, and delivering Code to Buyer hereunder shall be borne by Agere.

ARTICLE III
SOFTWARE LICENSES

3.01 Seller hereby grants to Buyer a fully paid-up, royalty free, worldwide, perpetual, irrevocable, non-terminable, non-transferable (except as provided in Article XIII) and nonexclusive license to the Licensed Software in the Licensed Field, including the manufacture (or having manufactured), use, sale, offer for sale, lease and importation of FPGA/FPSC Products and any other products within the Licensed Field, under any and all copyright, trade secret and other Intellectual Property rights (other than

Patent rights which are specifically granted in Articles VI and VII) in the Licensed Software owned by Seller or its Related Companies or in which Seller or its Related Companies have a right to license without cost to Seller (subject to Section 14.04) as of the Effective Date, including, without limitation, the right (i) to modify and create Derivative Works of such Licensed Software, (ii) to reproduce the Code of and Documentation for such Licensed Software, (iii) to combine the Licensed Software and Derivative Works therefrom with other software or hardware in the Licensed Field, and (iv) otherwise to use, copy, distribute, perform and display the Licensed Software and Derivative Works thereof in the Licensed Field.  The foregoing license shall be sublicensable (but only to the extent that Seller has a right to authorize Buyer to grant such a sublicense and provided that Seller shall not be obligated to pay any consideration for such sublicense authorization (subject to Section 14.04)) by Buyer to its customers, distributors, consultants, developers and suppliers and to any of the Related Companies of Buyer or its successors solely for use in the Licensed Field including with FPGA/FPSC Products and any other product within the Licensed Field, made by or for, used, sold, offered for sale, leased or imported by Buyer.

3.02 Seller shall cause the Business Employees to deliver to Buyer copies of the Licensed Software in all forms and media in which such Code exists.  To Agere’s knowledge, all of the Licensed Software already is in possession of such employees.  However, Agere agrees to take all steps reasonably requested by Buyer in connection with delivering to Buyer any missing parts of the Licensed Software.  All costs of copying, preparing for delivery, and delivering Code to Buyer hereunder shall be borne by Agere.

3.03 The Parties recognize that the best or only available copy of certain Assigned Software and Licensed Software may reside, prior to or after the Closing Date, within the FPGA/FPSC Business or in the possession of the FPGA/FPSC Business, and that Agere may require certain access to or copies of the Assigned Software and Licensed Software for procurement purposes or other purposes consistent with this Agreement, which, because of inadvertence or oversight, a copy was not retained by or made available to Agere prior to the Closing Date.  To that end, Buyer agrees, upon receiving a written request from Agere within the earlier of (i) ninety (90) days after Buyer ceases using Seller’s corporate intranet and (ii) one (1) year from the Closing Date, to provide, within a commercially reasonable amount of time after receipt of Agere’s written request, copies of any portion of the Assigned Software and Licensed Software belonging to or licensed to Agere or one of its Related Companies to exercise the rights in accordance with this Agreement.  Any reasonable costs associated with the assembling, copying and delivering of such requested Assigned Software and Licensed Software shall be borne by Agere.

3.04 For a period of three (3) years from the Closing Date, neither Seller, any Related Company of Seller, nor any of their respective successors shall directly or indirectly license any Licensed Software constituting an IP Core listed in Appendix C or K to (A) Actel Corporation, Xilinx, Inc., Altera Corporation or any of their respective

Affiliates or successors, or (B) any third party which combines an IP Core (hard core and/or soft core based upon or consisting of Licensed Software) listed in Appendix C or K with a Semiconductive Device of Actel Corporation, Xilinx, Inc., Altera Corporation or any of their respective Affiliates or successors for resale as either (i) a stand-alone Semiconductive Device that is provided with such IP Core consisting of Licensed Software (i.e., a soft core) or (ii) a stand-alone Semiconductive Device that includes such IP Core (i.e., a hard core).

3.05 As between the Parties, all Derivative Works and improvements to any Code created by or for a Party shall be exclusively owned by such Party subject to the rights, if any, that the other Party may have in the Code or Information from which such Derivative Work or improvement was derived.

ARTICLE IV
ASSIGNMENT OF INFORMATION

4.01 Seller hereby transfers and assigns to Buyer all of its worldwide right, title and interest in and to the Assigned Technical Information including all copyright and trade secret rights therein.  Such transfer does not include a transfer of, or license under, any Patents; any such transfer of, or license under, any such Patent being specifically set forth in Articles VI and VII.  Buyer’s rights in such Assigned Technical Information shall be subject to all nonexclusive grants of rights pursuant to prior written agreements between Seller, its predecessors (including AT&T Corp. and its Subsidiaries and Lucent Technologies Inc. and its Subsidiaries) or its Related Companies, and one or more third parties that are entered into and have an effective date prior to the Effective Date of this Agreement.

4.02 Buyer grants to Seller under such rights in the Assigned Technical Information as Buyer is granted hereunder by Seller to Buyer pursuant to Section 4.01, a personal, nonexclusive, non-terminable, non-transferable (except as provided in Article XIII), perpetual, irrevocable, worldwide, royalty-free license to use, copy and distribute the Assigned Technical Information, and create, use, copy and distribute Derivative Works from the Assigned Technical Information with respect to any products or services of the businesses in which Agere or any of its Related Companies is now or hereafter engaged except that such rights may not be exercised for, and such license does not extend to, (i) a Competing Use or (ii) the use, design, manufacture, having manufactured, lease, offer for sale, import or sale of Restricted FPGA/FPSC Products.

4.03 Seller shall cause the Business Employees to deliver to Buyer copies of all documents and other Information of whatever kind in whatever medium that embody or constitute the Assigned Technical Information.  To Agere’s knowledge, all of the Assigned Technical Information already is in possession of such employees.  However, Agere agrees to take all steps reasonably requested by Buyer in connection with delivering to Buyer any missing parts of the Assigned Technical Information.  All costs of copying, preparing for delivery, and delivering Code to Buyer hereunder shall be borne by Agere.

4.04 The Parties recognize that the best or only available copy of certain Assigned Technical Information may reside, prior to or after the Closing Date, within the FPGA/FPSC Business or in the possession of the FPGA/FPSC Business, and that Agere may require certain access to or copies of the Assigned Technical Information for procurement purposes or other purposes consistent with this Agreement, which, because of inadvertence or oversight, a copy was not retained by or made available to Agere prior to the Closing Date.  To that end, Buyer agrees, upon receiving a written request from Agere within the earlier of (i) ninety (90) days after Buyer ceases using Seller’s corporate intranet, and (ii) one (1) year from the Closing Date, to provide, within a commercially reasonable amount of time after receipt of Agere’s written request, copies of any portion of the Assigned Technical Information deemed necessary by Agere or one of its Related Companies to exercise the rights in accordance with this Agreement.  Any reasonable costs associated with the assembling, copying and delivering of such requested Assigned Technical Information shall be borne by Agere.

ARTICLE V
LICENSES TO INFORMATION

5.01 Seller grants to Buyer a royalty-free, fully paid-up, worldwide, irrevocable, perpetual, non-terminable, non-transferable (except as provided in Article XIII) and nonexclusive license to the Licensed Technical Information in the Licensed Field, including the manufacture (including having manufactured), use, sale, offer for sale, lease and importation of FPGA/FPSC Products and any other products within the Licensed Field, under any and all copyright, trade secret and other Intellectual Property rights in such Licensed Technical Information (other than patent rights which are specifically granted in Article VI and VII) owned by Seller or its Related Companies or in which Seller or its Related Companies have a right to license without cost to Seller (subject to Section 14.04) as of the Effective Date including, without limitation, the right to use, copy, distribute, modify and create Derivative Works from such Licensed Technical Information.

5.02 Seller hereby grants to Buyer a personal, fully paid-up, royalty free, irrevocable, perpetual, non-terminable, non-transferable (except as provided in Article XIII) and nonexclusive right, as an attribute of the right to use the Licensed Technical Information in Section 5.01, to communicate (subject to confidentiality provisions as least as restrictive as those in Section 15.03) portions of and grant nonexclusive sublicenses (of the same scope as the licenses granted to Buyer under Section 5.01) to such Licensed Technical Information to customers, distributors, consultants, developers and suppliers of Buyer and to any of the Related Companies of Buyer or its successors solely for use in the Licensed Field.

5.03 Seller shall cause the Business Employees to deliver to Buyer copies of all documents of whatever kind in whatever medium that embody the Licensed Technical Information.  To Agere’s knowledge, all of the Licensed Technical Information already is in possession of such employees.  However, Agere agrees to take all steps reasonably requested by Buyer in connection with delivering to Buyer any missing parts of the Licensed Technical Information.  All costs of copying, preparing for delivery, and delivering Licensed Technical Information to Buyer hereunder shall be borne by Agere.

5.04 The Parties recognize that the best or only available copy of certain Licensed Technical Information may reside, prior to or after the Closing Date, within the FPGA/FPSC Business or in the possession of the FPGA/FPSC Business, and Agere may require certain access to or copies of the Licensed Technical Information for procurement purposes or other purposes consistent with this Agreement, which because of inadvertence or oversight, a copy was not retained by or made available to Agere prior to the Closing Date.  To that end, Buyer agrees, upon receiving a written request from Agere within the earlier of (i) ninety (90) days after Buyer ceases using Seller’s corporate intranet and (ii) one year (1) from the Closing Date, to provide, within a commercially reasonable amount of time after receipt of Agere’s written request, copies of any portion of the Licensed Technical Information deemed necessary by Agere or one of its Related Companies to exercise the rights in accordance with this Agreement.  Any reasonable costs associated with the assembling, copying and delivering of such requested Licensed Technical Information shall be borne by Agere.

5.05 For a period of three (3) years from the Closing Date, neither Seller, any Related Company of Seller, nor any of their respective successors shall directly or indirectly license any Licensed Technical Information, Information, or Intellectual Property Rights constituting, or used in the creation of, an IP Core listed in Appendix C or K to (A) Actel Corporation, Xilinx, Inc., Altera Corporation or any of their respective Affiliates or successors, or (B) any third party which combines an IP Core (hard core and/or soft core based upon or consisting of Licensed Software and/or Licensed Technical Information) listed in Appendix C or K with a Semiconductive Device of Actel Corporation, Xilinx, Inc., Altera Corporation or any of their respective Affiliates or successors for resale as either (i) a stand-alone Semiconductive Device that is provided with such IP Core consisting of Licensed Software and/or Licensed Technical Information (i.e., a soft core) or (ii) a stand-alone Semiconductive Device that includes such IP Core (i.e., a hard core).

5.06 As between the Parties, all Derivative Works and improvements to any Information created by or for a Party shall be exclusively owned by such Party subject to the rights, if any, that the other Party may have in the Code or Information from which such Derivative Work or improvement was derived.

ARTICLE VI
ASSIGNMENT OF PATENTS

6.01 Seller hereby transfers and assigns to Buyer all of its worldwide right, title and interest in and to the Assigned Patents.  Seller hereby assigns to Buyer all rights to sue for past infringement of such Assigned Patents.  Buyer’s rights in such Assigned Patents shall be subject to all nonexclusive grants of rights pursuant to prior written agreements between Seller, its predecessors (including AT&T Corp. and its Subsidiaries and Lucent Technologies Inc. and its Subsidiaries) or its Related Companies, and one or more third parties that are entered into and have an effective date prior to the Effective Date of this Agreement.

6.02 Buyer grants to Seller under such rights as Buyer has received hereunder, a personal, nonexclusive, non-transferable (except as provided in Article XIII), irrevocable, non-terminable, worldwide, royalty-free license under such rights in the Assigned Patents as granted to Buyer hereunder to make, have made, use, offer to sell, sell, lease and import any products or services of the businesses in which Seller is now or hereafter engaged except that such license may not be exercised with respect to, and such license does not extend to (i) a Competing Use and (ii) for a period of three (3) years, the making (having made), using, leasing, offering for sale, selling or importing of Restricted FPGA/FPSC Products.  Subject to the foregoing and the provisions of the Purchase Agreement, Seller may at any time exercise the rights and licenses under this Article VI for procuring from third parties engineering samples, prototypes, components or the like designed and manufactured by such third parties for the purposes of evaluation or qualification of a third party as a potential supplier to Seller of any product or service of such third party.

6.03 At the Closing, Seller shall deliver to Buyer fully executed assignments, in a form reasonably satisfactory to Buyer, to transfer the Assigned Patents to Buyer.  Buyer shall be responsible for any and all recording fees related to the assignment of the Assigned Patents from Agere-Guardian to Buyer pursuant to Section 6.01.  Seller agrees to execute all documents required for the assignment of such Assigned Patents to Buyer.

ARTICLE VII
PATENT LICENSES

7.01 Seller hereby grants to Buyer a personal, fully paid-up, royalty free, worldwide, non-transferable (except as provided in Article XIII), irrevocable, non-terminable and nonexclusive license under the Seller Licensed Patents to make (have made), use, sell, offer for sale, lease, and import products and to provide services in connection with the making, having made, using, selling, offer to sell, leasing and importing of Semiconductive Devices. Notwithstanding any other provision, the patent licenses granted herein to Buyer for Semiconductive Devices sold by Buyer do not include any patent license for the making (having made), using, selling, offering for sale, leasing, or importing of Foundry Devices.

7.02 Without limiting Seller’s obligations under the Non-Compete set forth in the Purchase Agreement or with respect to Restricted FPGA/FPSC Products, Buyer hereby grants to Seller a personal, fully paid-up, royalty free, worldwide, non-transferable (except as provided in Article XIII), irrevocable, non-terminable and nonexclusive license under the Buyer Licensed Patents to make (have made), use, sell, offer for sale, lease, and import Semiconductive Devices and to provide services in connection with the making, having made, using, selling, offer to sell, leasing and importing of Semiconductive Devices except that such license may not be exercised with respect to, and such license does not extend to (i) a Competing Use and (ii) for a period of three (3) years, the making (having made), using, leasing, offering for sale, selling or importing of Restricted FPGA/FPSC Products.  Notwithstanding any other provision, the patent licenses granted herein to Seller for Semiconductive Devices sold by Seller do not include any patent license for the making (having made), using, selling, offering for sale, leasing, or importing of Foundry Devices.

7.03 The Patent licenses granted hereunder to Buyer Licensed Patents, Seller Licensed Patents and Assigned Patents shall extend until the Patent’s expiration or the expiration of as much of such term as grantor has the right to grant.

7.04 A Party’s failure to meet any obligation hereunder, due to assignment of title to any invention or patent, or the granting of any licenses, to the United States Government or any agency or designee thereof pursuant to a statute, regulation of such Government or agency shall not constitute a breach of this Agreement.

7.05 Seller grants to Buyer and the divested FPGA/FPSC Business a sublicense under those patent license rights granted to Seller by any third party pursuant to any patent license agreement between such third party and Seller existing as of the Effective Date of this Agreement which Seller may sublicense, but only to the extent that Seller has a right to grant such a sublicense and provided that Seller shall not be obligated to pay any consideration for such sublicense (subject to Section 14.04) or relinquish its own licenses.

7.06 Buyer grants to Seller a sublicense under those patent license rights granted to Buyer by any third party pursuant to any patent license agreement between such third party and Buyer existing as of the Effective Date of this Agreement which Buyer may sublicense, but only to the extent that Buyer has a right to grant such a sublicense and provided that Buyer shall not be obligated to pay any consideration for such sublicense or relinquish its own licenses.

7.07 The have made rights granted hereunder to Buyer or Seller shall not be exercised in a manner that the exercise of such have made rights is a sham to sublicense the Licensed Patents to a third party and not for bona fide business purposes of the Buyer or Seller as the case may be.

ARTICLE VIII
ASSIGNMENT OF TRADEMARKS

8.01 Seller transfers and assigns to Buyer all of its worldwide right, title and interest in and to the Assigned Marks as set forth on Schedule A of Appendix G hereto, and all rights, privileges and goodwill associated therewith including the right to recover and take all such proceedings as may be necessary for the recovery of damages or otherwise in respect of past, present and future infringement of any of such Assigned Marks.  Such assignment shall be subject to all nonexclusive grants of rights pursuant to prior written agreements between Seller, its predecessors (including AT&T Corp. and its Subsidiaries and Lucent Technologies Inc. and its Subsidiaries) or its Related Companies, and one or more third parties that are entered into and having an effective date prior to the Effective Date of this Agreement.  Seller shall notify Buyer of any agreements in which Seller has made any nonexclusive grants of rights or licenses with respect to the Assigned Marks, and the terms thereof.  To the extent necessary, Seller shall assign to Buyer any rights Seller may have under such agreements to maintain, and police the use of, the Assigned Marks.

8.02 Seller shall deliver to Buyer fully executed assignments, in a form reasonably satisfactory to Buyer, to the Assigned Marks to Buyer for each jurisdiction in which such marks are registered.  Provided Seller delivers such executed assignments in a form suitable for filing in each of the relevant jurisdictions, Buyer shall bear any costs of recording such assignments.  Agere shall execute all documents and perform all acts as required for the assignment and recording of Assigned Marks to Buyer under this Agreement.

ARTICLE IX
FURNISHING OF ASSIGNED PATENTS, SOFTWARE, TECHNICAL
INFORMATION AND TRADEMARK-RELATED INFORMATION

9.01 Without limiting Seller’s obligations, pursuant to Sections 2.03, 3.02, 4.03 and 5.03, Agere shall furnish to Buyer the following:

(i)    the Assigned Patents (including the associated patent files in Seller’s possession);

(ii)   the Software;

(iii)  the Technical Information; and

(iv)  information regarding the Trademarks.

9.02 Delivery of any materials hereunder shall be deemed completed on the date received by Buyer or its designated Related Company at such locations as may reasonably be agreed by the Parties.  In the event that during the Technical Assistance

Period, it is discovered that Software or Technical Information that should have been scheduled on an Appendix hereto or delivered to Buyer pursuant to this Agreement, was not so delivered or scheduled, promptly upon the discovery of such failure, Seller shall deliver such discovered Software or Technical Information to Buyer, and/or Seller shall maintain a written record of such delivered Software or Technical Information, as the case may be.

9.03 To the extent that any Software or Technical Information, including, for example, the mask works for the FPGA/FPSC Products, is known to Seller to be in the possession of a third party described in Appendix J, Seller will, at Closing, provide each such third party with a written notice reasonably satisfactory to Buyer, that such Software or Technical Information, (i) if assigned to Buyer hereunder, is owned by Buyer, or (ii) if licensed to Buyer hereunder, is licensed to Buyer, may be accessed by Buyer, and used by such third party for the benefit of Buyer pursuant to the terms of this Agreement.  Without limiting the foregoing, after the Closing Date, Seller shall promptly provide the foregoing notification upon receipt of Buyer’s request notifying Seller of third parties that have been in possession of Software or Technical Information.

ARTICLE X
POST CLOSING TECHNOLOGY ASSISTANCE AND ACCESS TO FUTURE IP CORES

10.01       Technology Transfer Assistance.  During the Technical Assistance Period, at no cost to Buyer, Agere shall provide to Buyer technical consulting and assistance by qualified Agere technical personnel as may be reasonably requested by Buyer with respect to the Software and Technical Information delivered to Buyer hereunder.  Seller shall not be required to provide any such technical assistance in excess of (A) the sum of (i) 250 equivalent person-days, and (ii) 50 equivalent person-days for each IP Core delivered after the Closing Date (as specified in Appendix K), and (B) 60 equivalent person days within any calendar month.

10.02       Future Delivery.  To the extent that the design of an IP Core listed on Appendix C or K hereto is not delivered as of the Closing Date, Seller shall deliver to Buyer the Code and Information for each such IP Core as soon as the design for such IP Core is completed (subject to the following sentence), in a form that has been typically provided to the FPGA/FPSC Business in the past for use in a FPSC or FPGA product.  If an IP Core is not completed (“Non-completed IP Core”), Buyer, at its option, may cause Seller to deliver such IP Core in its current state to Buyer.  If Buyer requests such delivery of a Non-completed IP Core, such delivery shall be considered as delivery of a completed IP Core.  If Seller determines to not develop an IP Core set forth on Appendix C or K, Seller shall promptly notify Buyer of such determination.  During a two-year period after such notice of determination, Seller shall promptly inform Buyer of like-kind IP cores that either exist or are under development by Seller.  During such two year period, Buyer shall have the right to select one (1) of Seller’s such like-kind IP cores (for the purposes of Appendix K, like-kind IP cores shall mean a high speed back plane interface core for the HCC SERDES (COM2) and a chip-to-chip interconnect I/O core for the SPI-4 and the CSIX10G) for delivery by Seller to Buyer for each IP Core set forth on Appendix C or K that is not delivered by Seller to Buyer.  Notwithstanding the foregoing, Seller has no obligation to start, complete, or otherwise continue any development for any particular IP Cores after the Closing Date.

10.03       If, during the Technical Assistance Period, any Information or Code for an IP Core delivered to Buyer hereunder is modified or updated, including through bug fixes, by or for Seller, Seller shall promptly deliver to Buyer the updated  Information and  Code for such IP Core in a manner, and to those persons, consistent with the Licensed Technical Information and Licensed Software delivered for existing IP Cores previously provided.  In addition, to the extent that any other Licensed Software or Licensed Technical Information is still under development and not in a form suitable to be delivered as of the Closing Date, Seller shall deliver such Licensed Software or Licensed Technical Information to Buyer as soon as practicable following the Closing Date.  Notwithstanding the foregoing, Seller has no obligation to start, complete, or otherwise continue any development for any such Licensed Information or Licensed Code after the Closing Date.

10.04       Access to future IP Cores.  Beginning on the Closing Date and ending on the third anniversary of the Closing Date (the “Capture Period”), should Seller (or any successor to any relevant portion of Seller’s business) develop or intend to develop IP Cores suitable for use in FPGA/FPSC Products not identified in Appendix C or K and not existing at the time of the Closing, Seller shall provide Buyer with prompt disclosure of and access to Information and Code of Seller reasonably necessary to enable Buyer to evaluate such IP Cores solely for the purpose of potentially licensing IP Cores from Seller.  With respect to the disclosure of any Source Code, access to the Source Code may be limited, at Seller’s discretion, to Seller supervising Buyer’s access to the Source Code.  In addition, Seller may leave, at Seller’s discretion, the Source Code in the possession of Buyer.  During the Capture Period, Buyer may select any two (or more if mutually agreed) of the potential IP Cores for FPGA and FPSC products and Seller agrees to negotiate in good faith to separately license the selected IP Cores to Buyer for use in FPGA and FPSC products on commercially reasonable terms with additional value to Seller.

10.05       Third-party Developed Cores.  As described in the following table, certain IP Cores are being developed for Seller by third-party developers.  Prior to the Closing, Seller shall obtain the necessary rights from the relevant third-party developer (to the extent that Seller does not currently have such rights) to, and shall, and hereby does, license such IP Cores to Buyer as Licensed Software and Licensed Technical Information in accordance with the terms hereof.  Notwithstanding the foregoing, with respect to MorethanIP, to the extent that Buyer obtained rights to the relevant IP Cores by assignment of a MorethanIP license in the Purchase Agreement, no further license grant by Seller is hereunder is required.

Core	Third Party Developer	Development Agreement
Pi-BridgeFX8 Device Pi-BridgeNP48 Device	Comit Systems, Inc.	Services Agreement with Comit Systems, Inc., dated February 4, 2001
POS/PHY 3	MoreThanIP.com	Services Agreement with MoreThanIP.com dated December 19, 2000
1G and 10G Ethernet Media Access Controller (MAC)	Path 1 Network Technologies, Inc.	Software License and Maintenance Agreement dated

ARTICLE XI
EXPORT CONTROL

11.01       (a)           The Parties acknowledge that any information and software (including services and training) provided under this Agreement are subject to U.S. export laws and regulations and any use or transfer of such information and software must be authorized under those regulations.  Buyer hereby assures Agere that it will not without a license or license exception authorized by the Bureau of Export Administration of the U.S. Department of Commerce, Washington, D.C. 20230, United States of America, if required

(i)    export or release the information or software (including Source Code) obtained pursuant to this Agreement to a national of Country Groups D:1 or E:2 (15 C.F.R. Part 740, Supp. 1), Iran, Iraq, Sudan, or Syria;

(ii)   export to Country Groups D:1 or E:2, or to Iran, Iraq, Sudan, or Syria, the direct product (including processes and services) of the information or software; or

(iii)  if the direct product of the information is a complete plant or any major component of a plant, export to Country Groups D:1 or E:2, or to Iran, Iraq, Sudan, or Syria, the direct product of the plant or major component.

(b)   This assurance will be honored even after any termination of this Agreement or the Purchase Agreement.

ARTICLE XII
TERM AND TERMINATION

12.01       This Agreement shall be effective during the term commencing on the Effective Date hereof and shall continue unless terminated (i) by mutual agreement between the Parties; or (ii) pursuant to the Purchase Agreement.

12.02       The rights and obligations of Buyer and Seller which, by their nature would continue beyond termination of this Agreement shall survive and continue after any termination of this Agreement.  For example, the licenses granted by either party to the other hereunder shall survive and continue after any termination of this Agreement.

ARTICLE XIII
ASSIGNABILITY

13.01       The Parties hereto have entered into this Agreement in contemplation of the purchase by Buyer of the FPGA/FPSC Business of Seller.

13.02       All of Seller’s rights, title and interest in this Agreement and any licenses and rights granted to it hereunder may be assigned to any of its Related Companies or any direct or indirect successor to all or substantially all of the assets of Seller, which successor shall thereafter be deemed substituted for Seller as the Party hereto, effective upon such assignment, provided that such successor shall be subject to all limitations or waivers applicable to Seller pursuant to this Agreement and the Purchase Agreement.  Buyer may assign all of its rights and obligations existing or arising under this Agreement to any successor to all or substantially all the assets of Buyer as the result of a sale, an acquisition, merger, change of control, consolidation, reorganization, or re-capitalization of Buyer or such business, which successor shall thereafter be deemed substituted for Buyer as a Party hereto, subject to written acceptance of such assignment by such successor.

Notwithstanding any such assignment to a successor of Seller or Buyer, as the case may be, any licenses assigned in accordance herewith to the successor do not include any past or future licenses to make, use, sell, offer for sale, or import any products, including Semiconductive Devices or Code, which are sold or otherwise distributed, directly or indirectly, by such successor prior to such assignment.  Nothing set forth herein shall in any way restrict Buyer’s rights to dispose of, assign or license any Assigned Patents, Assigned Software or Assigned Technical Information.

13.03       (a)           The grant of each license hereunder to any Intellectual Property, other than patents or any rights arising under any pending or issued patent, also includes the right of a Party to sublicense (within the scope of its own licenses) any business which is divested by that Party or any of its Related Companies provided that the sublicense is granted within sixty (60) days of divestiture and the divested business is itself a legal entity at the time of divestiture or within sixty (60) days thereafter.

(b)   The foregoing sublicense shall be subject to the following restrictions for a period of  three (3) years:

(i)    In the case of Seller, subject to the Non-Compete provisions set forth in Section 5.10 of the Purchase Agreement and any other limitations on the licenses granted to Seller hereunder (i) such sublicense may continue for so long as the divested business remains a legal entity and shall extend only to the licensed products sold or services furnished by the divested business prior to the divestiture and only for the rights of the non-divesting Party licensed to the divesting Party in this Agreement as of the date of divestiture and (ii) any sublicense shall not extend to the products sold or services furnished by a third party which acquires the divested business, even if they are of the same kind or similar to those of the divested business and even if made, sold or provided by the divested business.

(ii)   In the case of Buyer, subject to any limitations on the licenses granted to Buyer hereunder (i) such sublicense may continue for so long as the divested business remains a legal entity and shall extend only to the licensed products sold or services furnished by the divested business prior to the divestiture and only for the rights of the non-divesting Party licensed to the divesting Party in this Agreement as of the date of divestiture and (ii) any sublicense shall not extend to the products sold or services furnished by a third party which acquires the divested business, even if they are of the same kind or similar to those of the divested business and even if made, sold or provided by the divested business.

ARTICLE XIV
LICENSES TO RELATED COMPANIES AND IMPROVEMENTS

14.01       The grant of each license hereunder includes the right to grant sublicenses within the scope of such license to a Party’s Related Companies for so long as they remain its Related Companies.  Any and all licenses or sublicenses granted to Related Companies pursuant to this Agreement may be made effective retroactively, but not prior to the Effective Date hereof.

14.02       Unless otherwise specifically expressed herein, no license to, or right of a Party, under any patent, copyright, trademark, trade secret, or any other Intellectual Property right, is either granted or implied by conveying any information to such Party.

14.03       Except as otherwise expressly provided for herein or the Purchase Agreement, no rights are granted to a Party under any improvements or Derivative Works of the Software, the Technical Information, or the Patents to the extent made by the other Party after the Effective Date.

14.04       In the event that Seller may sublicense patents, Software or Technical Information of a third party to Buyer hereunder only provided that Seller pays to such third party consideration for the grant of such sublicense, Seller shall so inform Buyer in writing and Buyer shall have the option to have Seller grant such sublicense to Buyer within a reasonable period of time after receipt of such notice from Buyer, provided that (i) Buyer agrees to reimburse such consideration to Seller and (ii) Seller is not obligated to provide any other consideration (including, for example, additional patent licenses) to such third party in order to grant such sublicense to Buyer.

ARTICLE XV
WARRANTIES AND COVENANTS

15.01       All warranties and representations are exclusively set forth in the Purchase Agreement.

15.02       (a)           EXCEPT AS EXPRESSLY PROVIDED IN THE PURCHASE AGREEMENT, THE TECHNICAL INFORMATION, SOFTWARE OR OTHER INFORMATION ASSIGNED OR LICENSED UNDER THIS AGREEMENT IS ASSIGNED OR LICENSED “AS IS” WITH ALL FAULTS, LATENT AND PATENT AND WITHOUT ANY WARRANTY OF ANY TYPE.  AGERE AND ITS RELATED COMPANIES MAKE NO REPRESENTATIONS OR WARRANTIES, EXPRESSED OR IMPLIED.  BY WAY OF EXAMPLE, BUT NOT OF LIMITATION, EXCEPT AS EXPRESSLY PROVIDED IN THE PURCHASE AGREEMENT, AGERE AND ITS RELATED COMPANIES MAKE NO REPRESENTATIONS OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR THAT THE USE OF THE TECHNICAL INFORMATION, SOFTWARE OR OTHER INFORMATION WILL NOT INFRINGE ANY PATENT OR OTHER INTELLECTUAL PROPERTY RIGHT OF ANY THIRD PARTY AND IT SHALL BE THE SOLE RESPONSIBILITY OF BUYER TO MAKE SUCH DETERMINATION AS IS NECESSARY WITH RESPECT TO THE ACQUISITION OF LICENSES UNDER PATENTS OR OTHER INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES.

(b)   EXCEPT AS EXPRESSLY PROVIDED IN THE PURCHASE AGREEMENT, AGERE AND ITS RELATED COMPANIES SHALL NOT BE HELD TO ANY LIABILITY WITH RESPECT TO ANY PATENT INFRINGEMENT OR ANY OTHER INFRINGEMENT CLAIM MADE BY BUYER OR ANY THIRD PARTY ON ACCOUNT OF, OR ARISING FROM THE USE OF, THE TECHNICAL INFORMATION, SOFTWARE OR OTHER INFORMATION ASSIGNED OR LICENSED HEREUNDER.

15.03       Buyer agrees:

(a)   that it will not, without Agere’s express written permission or as provided herein or in the Purchase Agreement, or as otherwise agreed to in writing, (i) use in advertising, publicity, or otherwise any trade name, trademark, trade device, service mark, symbol or any other identification or any abbreviation, contraction or simulation thereof owned or used by Agere or any of its Related Companies, or (ii) represent, directly or indirectly, that any product or service produced in whole or in part with the use of any of the Software, Technical Information or Patents is a product or service of Agere or any of its Related Companies; and

(b)   that except as otherwise expressly provided for in this Agreement, and provided that the following shall in no way limit Buyer’s exercise of the licenses granted to it hereunder, it will hold in confidence for Agere all parts of the Licensed Software, the Licensed Technical Information, Information relating to future IP Cores, and other private or confidential information of Agere that Buyer’s personnel may unavoidably receive or have access to during the performance of this agreement to the extent that the foregoing was marked by Agere as “confidential” prior to disclosure thereof to Buyer or information that by its nature would reasonably be considered confidential.  Buyer further agrees that all such information shall remain the property of Agere and that Buyer shall not, unless permitted elsewhere in this agreement, make any disclosure of such information to anyone, except to employees, customers, investors (prospective or actual) or contractors of Buyer to whom such disclosure is necessary to the use for which rights are granted hereunder or otherwise in accordance with the licenses granted to Buyer hereunder.  Buyer shall appropriately notify all employees to whom any such disclosure is made that such disclosure is made in confidence and shall be kept in confidence by them.  Notwithstanding the above in this Section 15.03(b), Buyer may use and disclose any or all of the information described in this Section 15.03(b) above in the manner that Buyer discloses its own information of like nature so long as Seller’s information is only so disclosed in combination with Buyer’s information.

(c)   The restrictions under this Section 15.03 on the use or disclosure of such information shall not apply to such information:

(i)    which is independently developed by Buyer or is lawfully received free of restriction from another source having the right to so furnish such information; or

(ii)   after it has become generally available to the public by acts not attributable to Buyer or its employees, agents or contractors; or

(iii)  which at the time of disclosure to Buyer was known to Buyer free of restriction and evidenced by documentation in Buyer’s possession; or

(iv)  which Agere agrees in writing is free of such restrictions; or

(v)   which is requested pursuant to a judicial or governmental request, requirement or order under law, provided that Buyer provides Agere with sufficient prior notice in order to contest such request, requirement or order or seek protective measures.

15.04       Seller agrees:

(a)   that it will not, without Buyer’s express written permission or as provided herein or in the Purchase Agreement, or as otherwise agreed to in writing, (i) use in advertising, publicity, or otherwise any trade name, trademark, trade device, service mark, symbol or any other identification or any abbreviation, contraction or simulation thereof owned or used by Buyer or any of its Related Companies or assigned to Buyer hereunder, or (ii) represent, directly or indirectly, that any product or service produced in whole or in part with the use of any of the Software, Technical Information or Patents is a product or service of Buyer or any of its Related Companies; and

(b)   that except as otherwise expressly provided for in this Agreement, and provided that the following shall in no way limit Seller’s exercise of the licenses granted to it hereunder, it will hold in confidence for Buyer all parts of the Assigned Software and the Assigned Technical Information that prior to the transfer thereof was considered by Seller to be “confidential”.  Seller further agrees that all such information shall be the property of Buyer and that Seller shall not, unless permitted elsewhere in this agreement, make any disclosure of such information to anyone, except to employees or contractors of Seller to whom such disclosure is necessary to the use for which rights are granted hereunder.  Seller shall appropriately notify all employees to whom any such disclosure is made that such disclosure is made in confidence and shall be kept in confidence by them.  Notwithstanding the above in this Section 15.04(b), Seller may use and disclose any or all of the information described in this Section 15.04(b) above in the manner that Seller discloses its own information of like nature so long as Buyer’s information is only so disclosed in combination with Seller’s information.

(c)   The restrictions under this Section 15.04 on the use or disclosure of such information shall not apply to such information:

(i)    which is independently developed by Seller following the Closing or is lawfully received free of restriction from another source having the right to so furnish such information; or

(ii)   after it has become generally available to the public by acts not attributable to Seller or its employees, agents or contractors; or

(iii)  which Buyer agrees in writing is free of such restrictions; or

(iv)  which is requested pursuant to a judicial or governmental request, requirement or order under law, provided that Seller provides Buyer with sufficient prior notice in order to contest such request, requirement or order or seek protective measures.

15.05       Upon Buyer’s request, Seller shall provide to Buyer information regarding whether any third party identified by Buyer has been licensed under one or more Assigned Patents or under any other Transferred Intellectual Property, and the terms under which such third party was licensed, to enable Buyer to evaluate whether such license would impair Buyer’s ability to enforce one or more of the Assigned Patents or any other Transferred Intellectual Property against such third party.

15.06       In the event of any conflict between the representations in this Agreement and the representations and warranties in the Purchase Agreement, the representations and warranties in the Purchase Agreement shall prevail.

ARTICLE XVI
GENERAL PROVISIONS

16.01       Consideration.  The consideration for the transfers, assignments and grant of rights and licenses under this Agreement by Seller to Buyer is provided in the Purchase Agreement and no further payment of royalties will be due under this Agreement.

16.02       Agreement Prevails.  This Agreement shall prevail in the event of any conflicting terms or legends, which may appear on documents, the Software, the Documentation, the Patents or the Technical Information hereunder.

16.03       Relationship Between Parties.  Neither Party to this Agreement shall have the power to bind the other by any guarantee or representation that it may give, or to incur any debts or liabilities in the name of or on behalf of the other Party.  The Parties acknowledge and agree that nothing contained in this Agreement shall be deemed or construed to constitute or create between the Parties hereto a partnership, association, joint venture or other agency.

16.04       Entire Agreement.  This Agreement, the Purchase Agreement and Collateral Agreements set forth the entire agreement and understanding between the Parties as to the subject matter hereof and merges all prior discussions between them, and none of the Parties shall be bound by any conditions, definitions, warranties, modifications, understandings or representations with respect to such subject matter other than as expressly provided herein, or as duly set forth on or subsequent to the Effective Date hereof in writing and signed by a proper and duly authorized representative of the Party to be bound thereby.

16.05       Headings.  Section and subsection headings contained in this Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

16.06       Further Actions.  Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

16.07       Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK IRRESPECTIVE OF THE CHOICE OF LAWS PRINCIPLES OF THE STATE OF NEW YORK, AS TO ALL MATTERS, INCLUDING MATTERS OF VALIDITY, CONSTRUCTION, EFFECT, ENFORCEABILITY, PERFORMANCE AND REMEDIES.

16.08       Force Majeure.  Neither Party shall lose any rights hereunder or be liable to the other Party for damages or losses on account of failure of performance by the defaulting Party if the failure is occasioned by government action, war, fire, explosion, flood, strike, lockout, embargo, act of God, or other cause beyond the reasonable control of the defaulting Party, provided that the Party claiming force majeure has exerted commercially reasonable efforts to avoid or remedy such force majeure.

16.09       Waiver.  Except as specifically provided for herein, the waiver from time to time by either of the Parties of any of their rights or their failure to exercise any remedy shall not operate or be construed as a continuing waiver of the same or of any other of such Party’s rights or remedies provided in this Agreement.

16.10       Severability.  If any term, covenant or condition of this Agreement or the application thereof to any Party or circumstances shall, to any extent, be held to be invalid or unenforceable, then the remainder of this Agreement, or the application of such term, covenant or condition to parties or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

16.11       Section 365 (n).  All rights and licenses granted under or pursuant to this Agreement by a Party to the other Party are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the United States Bankruptcy Code, 11 U.S.C. Section 101, et seq. (the “Bankruptcy Code”), licenses of rights to “intellectual property” as defined under Section 101(56) of the Bankruptcy Code.  The Parties agree that each Party, as licensees of such rights and licenses, shall retain and may fully exercise all of their respective rights and elections under the Bankruptcy Code; provided such Party abides by the terms of this Agreement.

16.12       Except as otherwise agreed in this Agreement, in the Purchase Agreement, or in a Collateral Agreement, Buyer and Seller shall have no right or interest whatsoever in any product of the other Party whether such product is conceived or developed by the other Party, during or after the course of performance of this Agreement, the Purchase Agreement or any Collateral Agreement.  Nothing in this Agreement shall be construed to obligate Buyer or Seller to a specified level of effort in its promotion and marketing of any product.

16.13       The Parties hereto have endeavored to create restrictions which are reasonable as to duration, geography and scope of activity which do not violate any laws,

rules or regulations.  Nonetheless, the Parties agree that in the event a court or arbitrator renders a final order or award which shall determine that any provision is unenforceable, the Parties agree that the invalidity or unenforceability of any such provision shall not in any way affect the validity or enforceability of any other provision of this Agreement except those of which the invalidated or unenforceable provision comprises an integral part of or are otherwise clearly inseparable from such other provisions.

16.14       Execution in Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

ARTICLE XVII
DISPUTE RESOLUTION

17.01       The Parties agree that, except as expressly provided hereunder, the provisions of Section 10 of the Purchase Agreement shall govern any dispute between the parties hereunder.

ARTICLE XVIII
NOTICES AND STATEMENTS

18.01       Until further notice in writing, any notice or other communication hereunder shall be deemed to be sufficiently given to the addressee and any delivery hereunder deemed made when sent by certified mail to the addresses set out below.

For Agere:	Agere Systems
Intellectual Property
Attn: Contract Administrator
9333 South Young Parkway
Orlando, Florida 32819-8698
United States of America

For Agere Guardian:	Agere Systems Guardian Corporation
Intellectual Property
Attn: Contract Administrator
9333 South Young Parkway
Orlando, Florida 32819-8698
United States of America

With a copy to:	Agere Systems Inc.
Attn: Vice President - Law
555 Union Boulevard
Allentown, PA 18109
United States of America
Facsimile: (610) 712-5336

For Buyer:	Lattice Semiconductor Corporation
5555 N.E. Moore Court
Hillsboro, Oregon 97124—6421
Attention: General Counsel
Facsimile: (503) 268-8077

With a copy to:	Wilson Sonsini Goodrich & Rosati
Professional Corporation
650 Page Mill Road
Palo Alto, California 94304
Attention: Selwyn B. Goldberg, Esq.
Facsimile: (650) 493-6811

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed by its duly authorized representative on the respective dates entered below.

AGERE SYSTEMS INC.

By:	/s/ Gerard deBlasi
Name:	Gerard deBlasi
Title:	Vice President — Intellectual Property
Date:	January 18, 2002

AGERE SYSTEMS GUARDIAN CORPORATION

By:	/s/ Gerard deBlasi
Name:	Gerard deBlasi
Title:	Vice President
Date:	January 18, 2002

LATTICE SEMICONDUCTOR CORPORATION

By:	/s/ Steve Laub
Name:	Steve Laub
Title:	President
Date:	January 18, 2002

THIS AGREEMENT DOES NOT BIND OR OBLIGATE ANY PARTY

IN ANY MANNER UNLESS DULY EXECUTED BY AUTHORIZED

REPRESENTATIVES OF ALL PARTIES

APPENDIX A

Definitions Appendix

“3000 series FPGAs” means the family of Field Programmable Gate Arrays (FPGAs) listed in Appendix H and associated Information and Documentation.

“Affiliate” has the meaning set forth in the Purchase Agreement.

“Assigned Marks” means the marks specifically set forth in Schedule A in Appendix G hereto which are assigned to Buyer by Agere in the performance of this Agreement to the extent such marks are owned by Seller and to which Seller has the right to transfer as of the Effective Date of this Agreement.

“Assigned Patents” means the issued patents, pending applications and/or docketed invention disclosures owned by Seller as of the Effective Date as specifically listed on Appendix F hereto, and all foreign counterpart patents or applications claiming priority therefrom.

“Assigned Software” means the Code and associated Documentation (including Code and associated Documentation constituting or associated with software design tools, FPSC design kits, software for internal development tools, test software, but excluding the Code and associated Documentation constituting the IP Cores licensed hereunder) that is (i) owned by Seller or its Related Companies, and currently used primarily for the purpose of operating the FPGA/FPSC Business, or (ii) identified in Appendix B to this Agreement.

“Assigned Technical Information” means Information (including business information, product development materials and Documentation, product requirements, product design databases, product validation records, product design revision histories, information relating to test fixtures, information relating to test equipment, reliability records, product reliability monitor data and reports, including customer reports and failure information, but excluding any Information constituting the IP Cores licensed hereunder) that is (i) owned by Seller or its Related Companies as of the Effective Date, and currently used primarily for the purpose of operating the FPGA/FPSC Business, or (ii) identified in Appendix D hereto.  Unless otherwise noted in the relevant Appendix of the Asset Purchase, Assigned Technical Information includes Technical Information embodied in any of the tangible assets of Seller assigned to Buyer under the Purchase Agreement (e.g., fixtures and equipment) so long as, the Technical Information is owned by Seller or its Related Companies.

“Buyer Licensed Patent(s)” means every patent (including utility models but excluding design patents and design registrations) issued or having enforceable rights in any country of the world prior to the Effective Date or which issues at any time after the Effective Date on applications filed on or before the Effective Date (or which is entitled

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to a filing date prior to the Effective Date) in any country of the world, and which, at Effective Date, Buyer has ownership or control of and has the right to grant licenses granted herein, but only to the extent of such right, without the payment, or granting of any consideration, by Buyer to any third party.

“Business Employees” has the meaning assigned in the Purchase Agreement.

“FPGA/FPSC Business” has the meaning assigned in Purchase Agreement.

“Capture Period” has the meaning assigned in Section 10.04 hereof.

“Closing” has the meaning assigned in the Purchase Agreement.

“Code” shall mean Object Code and Source Code in tangible and electronic form, collectively.

“Competing Use” means any field, activity or use within the scope of the limitations set forth in Section 5.10 (the “Non-compete”) of the Purchase Agreement.

“Derivative Work(s)” shall mean any work of authorship that is based, in whole or in part, upon one or more pre-existing works, such as a revision, modification, translation, abridgment, condensation, expansion or any other form in which such pre-existing works may be recast, transformed or adopted and which, if prepared without authorization of the owner of the copyright in such pre-existing work, would constitute a copyright infringement.  For purposes of this Agreement, a Derivative Work shall also include any compilation that incorporates such a pre-existing work.

“Documentation” shall mean all information in human and/or machine-readable form, relating to Code, including user manuals and materials useful for design (for example, logic manuals, flow charts, and principles of operation).

“Effective Date” has the meaning assigned in Recital A hereof.

“Foundry Device” means a Semiconductive Device which a Party and/or its Related Companies manufactures for a third party wherein the design of such device is furnished to a Party and/or its Related Companies by such third party.

“IP Cores” are hard cores and/or soft cores included in and/or provided with a FPGA or FPSC product, including the IP Cores listed on Appendices C and K.

“Information” shall mean any and all documented and undocumented information (excluding Patents and Patent applications), including Code, Documentation, maskworks, net lists, test vectors, test algorithms, technical information, data and drawings of whatever kind in whatever medium, specifications, know-how, formulae, compositions, processes, designs, sketches, photographs, graphs, drawings, samples, non-patented

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inventions, discoveries, and ideas, past and current manufacturing and distribution methods and processes, current and anticipated customer requirements, price lists, part lists, customer lists, market studies, business plans, database technologies, systems, structures, architectures, improvements, devices, concepts, methods and information, however documented, and any and all notes, analysis, compilations, studies, summaries, and other material containing or based, in whole or in part, on any information included in the foregoing.

“Intellectual Property” has the meaning set forth in the Purchase Agreement.

“Licensed Field” means any and all fields in which Buyer is currently engaged or in which Buyer may hereafter engage; provided that, prior to the third anniversary of the Closing Date, the Licensed Field shall exclude (i) the use by Buyer of Seller’s IP Cores licensed to Buyer hereunder in a Semiconductive Device that include an array of programmable gates and interconnects where the array occupies less than forty percent (40%) of the area of the die and (ii) any mask programmed device that is not:  (a) a functional substitute and substantially pin-to-pin compatible for an FPGA/FPSC Product that has been previously sold by Buyer or Seller to a customer, (b) used in a product by such customer, and (c) exclusively provided to such customer solely for use with such customer’s product.  Buyer’s exercise of rights granted hereunder to make, use, sell, offer for sale, have made, lease or import mask programmed devices shall not be exercised in a manner so that the exercise of such rights is a sham to allow Buyer to avoid the above restrictions so as to allow Buyer to make, use, sell, offer for sale, have made, lease or import ASICs during the period when such restrictions apply.

“Licensed Software” means the Code and associated Documentation including IP Cores, software for Software Design Tools, FPSC design kits, software for internal development tools, and test software, and other Code; owned by Seller or for which Seller has a right to license to Buyer without any cost to Agere (subject to Section 14.04); that is or has been used in or is necessary for the use in the operation of, the FPGA/FPSC Business or IP Cores provided after the Closing Date, according to the terms hereof, in FPGA and FPSC products within the Licensed Field; and that is not Assigned Software, including the Code identified herein in Appendix C.

“Licensed Technical Information” means Information, including Information relating to IP Cores, owned by Seller or for which Seller has a right to license to Buyer without any cost to Seller (subject to Section 14.04); that is or has been used in or is necessary for the use in the operation of the FPGA/FPSC Business or that is necessary for the use of IP Cores listed in Appendix C or K in FPGA and FPSC products within the Licensed Field and which is not Assigned Technical Information, including the Information identified herein in Appendix E.

“Mask Set Revision” means any change for any reason to any one or more mask(s) in the complete set of photomasks that are utilized for wafer fabrication of the FPGA/FPSC Products.

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“Object Code” shall mean code in machine-readable form generated by compilation, assembly or other translation of Source Code and contained in a medium which permits it to be loaded into and operated on by a computer.

“Patents” means Assigned Patents and Licensed Patents, collectively.

“FPGA/FPSC Product(s)” means any product, but not 3000 Series FPGAs, of a design including an array of programmable gates and interconnects which array occupies at least forty percent (40%) of the area of the die of a Semiconductive Device, existing, manufactured and sold directly by the FPGA/FPSC Business, including those devices as specifically listed in Appendix I hereto.  For the purposes of this Agreement, such term shall include future generations, derivatives or improvements of such products excluding IP Cores.

“PLD” mean a Programmable Logic Device as defined in Section 5.10(b) of the Purchase Agreement.

“Purchase Agreement” has the meaning assigned in Recital A hereof.

“Purchased Assets” has the meaning assigned in the Purchase Agreement.

“Related Companies” means (i) with respect to Buyer, its Subsidiaries and Affiliates, (ii) with respect to Agere-Guardian, means its Subsidiaries, its parent, Agere and Subsidiaries of Agere, with the exception of Agere-Guardian, and (iii) with respect to Agere, its Subsidiaries.

“Restricted FPGA/FPSC Product” means a Semiconductive Device that includes an array of programmable gates and interconnects where the array occupies more than twenty (20) percent of the area of the die of such device.

“Seller Licensed Patent(s)” means every patent (including utility models but excluding design patents and design registrations) issued or having enforceable rights in any country of the world prior to the Effective Date, or which issues at any time after the Effective Date on applications filed on or before the Effective Date (or which is entitled to a filing date prior to the Effective Date) in any country of the world, and which, at Effective Date, Seller has ownership or control or otherwise has the right to grant the licenses granted herein, but only to the extent of such right.

“Semiconductive Device” means a unitary or integrated electronic device formed of a single type of semiconductive material, such device being either in wafer, die, or finished form or the circuit elements, including cores, in such a device.  A Semiconductive Device in finished form shall include any terminals and housing (and any environmental control elements within the housing) integral to such device. The term Semiconductive Device shall not include (1) an electronic device or integrated circuit that includes parts that are capable of movement relative to each other in operation, (2) an electronic circuit device in which a power supply or component with magnetic core is included on or integral with

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the wafer or housing, or (3) a unitary or integrated device that is primarily an optical or opto-electronic device.  A Semiconductive Device shall not lose its character as such whether or not it is part of an assemblage of such electronic devices or other devices, but the term does not mean such assemblage nor does it include circuits formed by the assemblage.  For the purposes of the licenses granted herein, a Semiconductive Device also includes all Code and systems used in the design, programming and testing of a Semiconductive Device including any Code constituting a soft core or for use in conjunction with a FPSC, FPGA or PLD.

“Software” means Assigned Software and Licensed Software, collectively.

“Source Code” shall mean code in any programming language contained in any format, including human and machine-readable formats, such code including all comments and procedural code plus all related development documents such as, but not limited to, flow charts, schematics, statements of principles of operations or any other specifications.

“Subsidiary” of a company means a corporation or other legal entity (i) more than fifty percent (50%) of whose shares or other securities entitled to vote for election of directors (or other managing authority) is now or hereafter controlled by such company either directly or indirectly; or (ii) which does not have outstanding shares or securities but more than fifty percent (50%) of whose ownership interest representing the right to manage such corporation or other legal entity is now or hereafter owned and controlled by such company either directly or indirectly; but any such corporation or other legal entity shall be deemed to be an Subsidiary of such company only as long as such control or ownership and control exists.

“Technical Information” means Assigned Technical Information and Licensed Technical Information, collectively.

“Technical Assistance Period” means the period beginning on the Closing Date and ending (A) three and one half (3-1/2) years after the Closing Date with respect to IP Cores delivered as of the Closing Date and (B) with respect to IP Cores delivered after the Closing Date the later to occur of (x) the end of the foregoing three-and-one-half (3-1/2) year period and (y) two (2) years after the delivery of an IP Core following the Closing Date in accordance with Section 10.02 but in no event later than seven (7) years after the Closing Date.

“Trademarks” means the Assigned Marks.

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